UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 10, 2003

KOSAN BIOSCIENCES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-31633	94-3217016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place Hayward, Ca	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 732-8400

ITEM 5.	OTHER EVENTS

On December 10, 2003 Kosan Biosciences Incorporated, or the Company, entered into a Placement Agent Agreement with SG Cowen Securities Corporation, CIBC World Markets Corp. and Adams, Harkness & Hill, Inc., collectively the Placement Agents, relating to the solicitation of offers for the purchase of up to 3,115,000 shares of the Company’s common stock, $0.001 par value, at an offering price to the public of $9.00 per share. The offering of the common stock is registered under the Securities Act of 1933, as amended, on the Company’s Registration Statement on Form S-3 (Registration File No. 333-108909) and will be made by means of a prospectus, consisting of a base prospectus and a prospectus supplement, which will be filed with the Securities and Exchange Commission.

The press release issued by the Company dated December 10, 2003, titled “Kosan Biosciences Announces Pricing of Common Stock in Registered Direct Offering” is attached hereto as Exhibit 99.1 and is herein incorporated by reference.

Attached as Exhibit 1.1 to this Current Report on Form 8-K is the Placement Agent Agreement by and among the Company and the Placement Agents, dated December 10, 2003. Attached as Exhibit 5.1 to this Current Report on Form 8-K is the opinion of Cooley Godward LLP relating to the validity of the shares to be issued in the offering.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description
1.1	Placement Agent Agreement by and among Kosan Biosciences Incorporated, SG Cowen Securities Corporation, CIBC World Markets Corp. and Adams, Harkness & Hill, Inc., dated December 10, 2003.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1).

99.1	Press Release titled “Kosan Biosciences Announces Pricing of Common Stock in Registered Direct Offering,” dated December 10, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSAN BIOSCIENCES INCORPORATED (Registrant)

By:	/s/ MICHAEL S. OSTRACH

Michael S. Ostrach President and Chief Operating Officer

Dated: December 10, 2003

EXHIBIT INDEX

Exhibit Number	Description
1.1	Placement Agent Agreement by and among Kosan Biosciences Incorporated, SG Cowen Securities Corporation, CIBC World Markets Corp. and Adams, Harkness & Hill, Inc., dated December 10, 2003.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1).

99.1	Press Release titled “Kosan Biosciences Announces Pricing of Common Stock in Registered Direct Offering,” dated December 10, 2003